UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 24, 2006
Date of Report (Date of earliest event reported)

CONNETICS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-27406	94-3173928
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3160 Porter Drive, Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 843-2800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Due to an error in the EDGAR submission of this report on March 24, 2006, the Form 8-K that was originally filed did not contain the Item 1.01 disclosure relating to the agreement that was filed with the Form 8-K. This amendment is being filed to include the Item 1.01 disclosure omitted from the filing on March 24, 2006.

Item 1.01 Entry into a Material Definitive Agreement.

On March 24, 2006, Connetics Corporation, or the Company, issued a press release announcing it has named Doris Boesch to the position of Director, Stability Programs. The Compensation Committee of the Company’s Board of Directors approved an inducement grant to Ms. Boesch of a non-qualified stock option to purchase 12,000 shares of the Company’s common stock. This option award was granted without stockholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv) and with the following material terms: (a) an exercise price of $17.03 per share which is equal to the fair market value of the Company’s common stock on the grant date (March 24, 2006), (b) a term of 10 years, and (c) a vesting schedule providing that the option is exercisable as to 1/8th of the total grant on the six-month anniversary of Ms. Boesch’s hire, and 1/48th of the total grant each month thereafter until the grant is fully vested.

A copy of the Non-Qualified Stock Option Agreement between the Company and Ms. Boesch is attached to this report as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

A copy of the press release announcing the Company’s hiring of Ms. Boesch is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Non-Qualified Stock Option Agreement between Connetics Corporation and Doris Boesch
99.1	Director, Stability Programs, Press Release dated March 24, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNETICS CORPORATION

Date: March 24, 2006	By:	/s/ KATRINA J. CHURCH

Name: Katrina J. Church Title: Executive Vice President, Legal Affairs General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Non-Qualified Stock Option Agreement between Connetics Corporation and Doris Boesch
99.1	Director, Stability Programs, Press Release dated March 24, 2006